Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RF Industries, Ltd. (the Company) on Form 10-K, for the fiscal year ended October 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Howard F. Hill , Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Howard F. Hill
Name:	Howard F. Hill
Its:	Chief Executive Officer
(Principal Executive Officer)

January 29, 2010